EXHIBIT 99.1

February 22, 2023

Ivanhoe Electric Adds the White Hill Copper Project in Nevada to its Portfolio of Highly-Prospective Critical Metals Exploration Projects

Agreement to Explore and Earn an 80% Interest in the Project

White Hill Hosts Verified Copper-Skarn Mineralization and Porphyry Copper-Molybdenum Potential

Ivanhoe Electric will Deploy its Proprietary Typhoon™ Technology to White Hill

PHOENIX, ARIZONA – Ivanhoe Electric (NYSE American: IE; TSX: IE) President and Chief Executive Officer Taylor Melvin is pleased to announce that Ivanhoe Electric has entered into an earn-in and joint venture agreement (the “Agreement”) with privately-owned Exiro Minerals to acquire up to an 80% interest in the White Hill Copper Project in Nevada.

White Hill is located in the Gillis Range, Mineral County, Nevada, approximately 20 miles east of Hawthorne and 100 miles southeast of Reno, Nevada. The Project is situated within the Fitting Mining District and comprises 1,016 federal mineral claims covering 20,992 acres of land managed by the Bureau of Land Management. The Project hosts demonstrated copper-bearing skarn-style mineralization.

Mr. Melvin commented: “The White Hill earn-in agreement expands Ivanhoe Electric’s portfolio of high-quality, copper-focused exploration projects in the US. We believe White Hill offers excellent prospectivity for a large-scale porphyry copper discovery in a state with a prolific mining history. We are excited to deploy our Typhoon™ technology and utilize our team’s extensive experience at White Hill.”

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The White Hill Project is in the World-Class Mining Jurisdiction of Nevada

According to the US Geological Survey (“USGS”), Nevada ranks in the top five for US copper production, with approximately 163 million pounds produced in 2021. The White Hill Project is located in western Nevada, which is considered prospective for large-scale copper discoveries and has seen a recent increase in interest from major mining companies. The Yerington porphyry-skarn district, located 55 miles northwest of the White Hill Project, produced approximately 1.75 billion pounds of copper from 162 million tons of ore with an average grade of 0.54% copper between 1953 and 1996 (source: USGS).

Figure 1. Map showing the White Hill Project location and USGS listed porphyry copper systems of Nevada.

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Historical Exploration and Development Potentially Indicative of a Larger Mineralized System Located at Depth

Local prospectors discovered copper mineralization at White Hill in the late 1800s. By 1910, the London, UK-based Copper Hills Mining Corporation had sunk a 220-foot shaft, driven a 310-foot adit, and developed a 340-foot sub level to exploit the shallow, skarn-hosted, copper oxide mineralization. Copper oxide mineralization extended to a depth of 200 feet, beyond which copper-molybdenum sulfide mineralization was reported.

The observed calc-silicate skarn-hosted copper mineralization is associated with anomalous silver, lead and zinc which are all dominantly present as oxide minerals in the near surface environment. The observed mineralization is interpreted as distal expressions of a buried hydrothermal system, such as a potential concealed porphyry at depth. Skarn alteration and mineralization on the property are spatially associated quartz monzonite intrusions and thin porphyritic quartz-feldspar dykes.

Potential for a Typhoon™ Discovery

Ivanhoe Electric has recognized the potential for buried porphyry, skarn and carbonate-replacement mineralization to exist at the White Hill Project, as well as possible extensions to the areas of currently known copper-skarn mineralization. Initial exploration will include geological mapping, sampling and airborne electromagnetic surveying to refine exploration targets at depth. Subsequently, Ivanhoe Electric will deploy its proprietary geophysical surveying system TyphoonTM to explore for anomalies at depth to help pinpoint future exploration drilling.

Typhoon™ has demonstrated its effectiveness at identifying significant mineralized bodies located below the basin fill cover of the US Southwest – notably at the Company’s flagship Santa Cruz Copper Project in Arizona (refer to Ivanhoe Electric’s news release dated November 29, 2022).

Key Terms of the Earn-In and Joint Venture Agreement

Ivanhoe Electric has the right to earn an 80% interest in the White Hill Copper Project by incurring $10.0 million of expenditures on the Project and making payments to Exiro totaling $4.95 million ($3.55 million in cash and $1.4 million in Ivanhoe Electric common shares) within six years of signing the Agreement. During the earn-in period, Ivanhoe Electric has the exclusive right to operate, control and direct all exploration and mineral development activities at the Project. There are no minimum expenditures required in any given year, and Ivanhoe Electric has the right to cease making payments at any time, resulting in it earning no interest in the Project.

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Should Ivanhoe Electric earn into 80% of the Project, the joint venture will form, and Ivanhoe Electric will then be obligated to fund the next $30 million of development expenditures to advance the Project. After that expenditure, each joint venture partner will contribute pro rata to the joint venture or be subject to standard dilution provisions related to its Project interest. In the event that Exiro is to be diluted to less than 10%, it will retain a 10% Project interest and Ivanhoe Electric will carry Exiro’s funding obligation through to commercial production. At commercial production, Exiro will become obligated to repay such funded amounts within 12 months of commercial production. No royalties are to be granted as part of this agreement. Ivanhoe Electric is also being granted a right of first refusal over Exiro’s interest in the joint venture.

Qualified Persons

Disclosures of a scientific or technical nature regarding the White Hill Project included in this news release have been reviewed, verified, and approved by Shawn Vandekerkhove (P.Geo), a Qualified Person as defined by Regulation S-K, Subpart 1300 promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”) and by Canadian National Instrument 43-101 (“NI 43-101”). Mr. Vandekerkhove is an employee of Ivanhoe Electric and is not considered independent for purposes of S-K 1300 or NI 43-101.

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences, to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy.

Contact Information

Investors: Valerie Kimball, Director, Investor Relations 720-933-1150

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Forward-looking statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements include without limitation statements regarding Ivanhoe Electric earning into 80% of the White Hill Project; the potential for a larger mineralized system to be located at depth at the White Hill Project; the conduct of a geophysical surveying system Typhoon™ at the Project; and statements regarding the timing and success of future exploration activities.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of drilling and exploration activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the significant risk and hazards associated with any future mining operations; the failure of plant and/or equipment to operate as anticipated or to be subject to unanticipated breakdowns; extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to fulfill contracts with the company or to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements described in Ivanhoe Electric’s registration statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission and base PREP prospectus filed with Canadian securities commissions.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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